United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 18, 2024

Date of Report (Date of earliest event reported)

AIMEI HEALTH TECHNOLOGY CO., LTD

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41880	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 East 53rd Street, Suite 3001 New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +34 678 035200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	AFJK	The Nasdaq Stock Market LLC
Rights	AFJKR	The Nasdaq Stock Market LLC
Units	AFJKU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 18, 2024, Aimei Health Technology Co., LTD. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the ordinary shares and rights included in the Units commencing on January 22, 2024. Each unit consists of one ordinary share and one right. Each right entitles the holder thereof to receive one-fifth (1/5) of one ordinary share upon the consummation of an initial business combination. Any Unit not separated will continue to trade on the Nasdaq Global Market (“Nasdaq”) under the symbol “AFJKU,” and the ordinary shares and rights will separately trade on Nasdaq under the symbols “AFJK” and “AFJKR,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into ordinary shares and rights.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 18, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMEI HEALTH TECHNOLOGY CO., LTD

By:	/s/ Juan Fernandez Pascual
Name:	Juan Fernandez Pascual
Title:	Chief Executive Officer

Dated: January 18, 2024

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